Exhibit 99.1

TE Connectivity announces third quarter results for fiscal year 2020

Sales ahead of expectations and demonstrated earnings resiliency in challenging market environment

SCHAFFHAUSEN, Switzerland – July 29, 2020 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended June 26, 2020.

Third Quarter Highlights

•	Net sales were $2.5 billion, down 20% sequentially on a reported basis and ahead of the 25% decline the company expected.
•	Diluted earnings per share (EPS) from continuing operations were a loss of $0.18. Adjusted EPS were $0.59, exceeding the company’s expectation.
•	Cash flow from continuing operations was $380 million and free cash flow was $280 million. Year-to-date cash flow from continuing operations was $1.3 billion, with year-to-date free cash flow of $834 million. During the quarter the company returned $241 million to shareholders.
•	Strong liquidity position with approximately $2 billion available.

“I’m pleased we delivered sales and adjusted earnings per share above our expectations, despite the ongoing COVID-related impacts this quarter,” said TE Connectivity Chief Executive Officer Terrence Curtin. “We continue to prioritize the health and safety of our employees, who have done an excellent job adapting and continuing to meet customer commitments during this dynamic time. We believe the quarter we just ended is the low point for our business, and we have seen improvements in orders and we expect sequential revenue and margin improvement into our fourth fiscal quarter. We are taking advantage of the current market environment and leveraging the diversity of our portfolio and the key technology trends to drive future content growth, while executing on our global manufacturing strategy and accelerating cost reduction. These actions position us well for the gradual recovery we expect to see in market demand.”

Fourth Quarter Outlook

For the fiscal fourth quarter of 2020, the company expects net sales to be up approximately 10 percent sequentially, driven primarily by an increase in its Transportation Solutions segment. The company is not providing full year guidance due to limited visibility of COVID-19 impact on future demand.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (866) 211-4092, and for international callers, the dial-in number is (647) 689-6620.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on July 29, 2020.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a $13 billion global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With nearly 80,000 employees, including more than 8,000 engineers, working alongside customers in approximately 150 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable

GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income (Loss) and Adjusted Operating Margin – represent operating income (loss) and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income (loss) and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income (Loss) is a significant component in our incentive compensation plans.

•Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income (Loss) from Continuing Operations – represents income (loss) from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings (Loss) Per Share – represents diluted earnings (loss) per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free

Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments.

In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID-19”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of COVID-19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2019 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations: Fernando Vivanco TE Connectivity 610-893-9756 Fernando.Vivanco@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 28,	June 26,	June 28,
	2020	2019	2020	2019

	(in millions, except per share data)
Net sales	$2,548	$3,389	$8,911	$10,148
Cost of sales	1,841	2,279	6,145	6,806
Gross margin	707	1,110	2,766	3,342
Selling, general, and administrative expenses	321	356	1,040	1,118
Research, development, and engineering expenses	146	158	465	485
Acquisition and integration costs	8	9	27	21
Restructuring and other charges, net	98	67	144	184
Impairment of goodwill	-	-	900	-
Operating income	134	520	190	1,534
Interest income	2	4	13	13
Interest expense	(13)	(13)	(36)	(55)
Other income, net	4	2	20	2
Income from continuing operations before income taxes	127	513	187	1,494
Income tax (expense) benefit	(185)	245	(674)	76
Income (loss) from continuing operations	(58)	758	(487)	1,570
Income (loss) from discontinued operations, net of income taxes	17	(1)	16	(98)
Net income (loss)	$(41)	$757	$(471)	$1,472

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.18)	$2.25	$(1.46)	$4.63
Income (loss) from discontinued operations	0.05	-	0.05	(0.29)
Net income (loss)	(0.12)	2.25	(1.41)	4.34

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.18)	$2.24	$(1.46)	$4.60
Income (loss) from discontinued operations	0.05	-	0.05	(0.29)
Net income (loss)	(0.12)	2.23	(1.41)	4.32

Weighted-average number of shares outstanding:
Basic	330	337	333	339
Diluted	330	339	333	341

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 26,	September 27,
	2020	2019

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$474	$927
Accounts receivable, net of allowance for doubtful accounts of $34 and $25, respectively	2,146	2,320
Inventories	2,227	1,836
Prepaid expenses and other current assets	472	471
Total current assets	5,319	5,554
Property, plant, and equipment, net	3,598	3,574
Goodwill	5,143	5,740
Intangible assets, net	1,612	1,596
Deferred income taxes	2,286	2,776
Other assets	882	454
Total assets	$18,840	$19,694

Liabilities and equity
Current liabilities:
Short-term debt	$691	$570
Accounts payable	1,271	1,357
Accrued and other current liabilities	1,765	1,613
Total current liabilities	3,727	3,540
Long-term debt	3,395	3,395
Long-term pension and postretirement liabilities	1,366	1,367
Deferred income taxes	161	156
Income taxes	244	239
Other liabilities	803	427
Total liabilities	9,696	9,124
Commitments and contingencies
Equity:
TE Connectivity Ltd. shareholders' equity:
Common shares, CHF 0.57 par value, 338,953,381 shares authorized and issued, and 350,951,381 shares authorized and issued, respectively	149	154
Accumulated earnings	10,125	12,256
Treasury shares, at cost, 8,961,449 and 15,862,337 shares, respectively	(729)	(1,337)
Accumulated other comprehensive loss	(509)	(503)
Total TE Connectivity Ltd. shareholders' equity	9,036	10,570
Noncontrolling interests	108	-
Total equity	9,144	10,570
Total liabilities and equity	$18,840	$19,694

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 28,	June 26,	June 28,
	2020	2019	2020	2019

	(in millions)
Cash flows from operating activities:
Net income (loss)	$(41)	$757	$(471)	$1,472
(Income) loss from discontinued operations, net of income taxes	(17)	1	(16)	98
Income (loss) from continuing operations	(58)	758	(487)	1,570
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Impairment of goodwill	-	-	900	-
Depreciation and amortization	176	174	530	515
Deferred income taxes	114	(262)	459	(290)
Non-cash lease cost	27	-	79	-
Provision for losses on accounts receivable and inventories	10	8	28	36
Share-based compensation expense	17	18	54	56
Other	29	(6)	40	26
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	322	2	182	(105)
Inventories	(191)	11	(342)	(59)
Prepaid expenses and other current assets	2	18	27	109
Accounts payable	(130)	(42)	(81)	(86)
Accrued and other current liabilities	(24)	59	(204)	(147)
Income taxes	19	(84)	20	(63)
Other	67	38	67	13
Net cash provided by continuing operating activities	380	692	1,272	1,575
Net cash used in discontinued operating activities	-	(1)	-	(31)
Net cash provided by operating activities	380	691	1,272	1,544
Cash flows from investing activities:
Capital expenditures	(130)	(169)	(439)	(570)
Proceeds from sale of property, plant, and equipment	3	3	6	16
Acquisition of businesses, net of cash acquired	31	(291)	(328)	(283)
Proceeds from divestiture of discontinued operation, net of cash retained by sold operation	-	-	-	297
Other	15	3	13	3
Net cash used in continuing investing activities	(81)	(454)	(748)	(537)
Net cash used in discontinued investing activities	-	-	-	(2)
Net cash used in investing activities	(81)	(454)	(748)	(539)
Cash flows from financing activities:
Net decrease in commercial paper	-	(360)	(219)	(270)
Proceeds from issuance of debt	-	396	593	746
Repayment of debt	(352)	-	(352)	(441)
Proceeds from exercise of share options	2	38	29	55
Repurchase of common shares	(115)	(174)	(523)	(913)
Payment of common share dividends to shareholders	(159)	(155)	(466)	(454)
Transfers to discontinued operations	-	(1)	-	(33)
Other	(1)	(2)	(32)	(32)
Net cash used in continuing financing activities	(625)	(258)	(970)	(1,342)
Net cash provided by discontinued financing activities	-	1	-	33
Net cash used in financing activities	(625)	(257)	(970)	(1,309)
Effect of currency translation on cash	4	1	(7)	2
Net decrease in cash, cash equivalents, and restricted cash	(322)	(19)	(453)	(302)
Cash, cash equivalents, and restricted cash at beginning of period	796	565	927	848
Cash, cash equivalents, and restricted cash at end of period	$474	$546	$474	$546

Supplemental cash flow information:
Interest paid on debt, net	$7	$4	$31	$56
Income taxes paid, net of refunds	51	100	195	277

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 28,	June 26,	June 28,
	2020	2019	2020	2019

	(in millions)
Net cash provided by continuing operating activities	$380	$692	$1,272	$1,575
Excluding:
Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts	27	(11)	(5)	(93)
Capital expenditures, net	(127)	(166)	(433)	(554)
Free cash flow (1)	$280	$515	$834	$928

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 26,		June 28,		June 26,		June 28,
	2020		2019		2020		2019

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$1,255		$1,968		$4,980		$5,925
Industrial Solutions	865		1,005		2,754		2,940
Communications Solutions	428		416		1,177		1,283
Total	$2,548		$3,389		$8,911		$10,148

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$(1)	(0.1)%	$308	15.7%	$(291)	(5.8)%	$956	16.1%
Industrial Solutions	70	8.1	156	15.5	327	11.9	393	13.4
Communications Solutions	65	15.2	56	13.5	154	13.1	185	14.4
Total	$134	5.3%	$520	15.3%	$190	2.1%	$1,534	15.1%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$60	4.8%	$367	18.6%	$707	14.2%	$1,067	18.0%
Industrial Solutions	112	12.9	167	16.6	389	14.1	464	15.8
Communications Solutions	68	15.9	62	14.9	165	14.0	211	16.4
Total	$240	9.4%	$596	17.6%	$1,261	14.2%	$1,742	17.2%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended June 26, 2020
	versus Net Sales for the Quarter Ended June 28, 2019
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions (3):
Automotive	$(621)	(43.8)%	$(609)	(42.8)%	$(12)	$-
Commercial transportation	(84)	(26.5)	(78)	(24.1)	(6)	-
Sensors	(8)	(3.4)	(51)	(22.1)	(1)	44
Total	(713)	(36.2)	(738)	(37.3)	(19)	44
Industrial Solutions (3):
Aerospace, defense, oil, and gas	(77)	(22.5)	(74)	(21.9)	(3)	-
Industrial equipment	(44)	(14.2)	(40)	(12.7)	(4)	-
Medical	(15)	(8.5)	(15)	(8.5)	-	-
Energy	(4)	(2.2)	1	0.5	(5)	-
Total	(140)	(13.9)	(128)	(12.7)	(12)	-
Communications Solutions (3):
Data and devices	31	12.7	31	12.7	-	-
Appliances	(19)	(11.1)	(15)	(8.9)	(4)	-
Total	12	2.9	16	3.8	(4)	-
Total	$(841)	(24.8)%	$(850)	(25.0)%	$(35)	$44

	Change in Net Sales for the Nine Months Ended June 26, 2020
	versus Net Sales for the Nine Months Ended June 28, 2019
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions (3):
Automotive	$(745)	(17.3)%	$(681)	(15.8)%	$(64)	$-
Commercial transportation	(153)	(16.3)	(159)	(16.9)	(21)	27
Sensors	(47)	(7.0)	(109)	(16.2)	(6)	68
Total	(945)	(15.9)	(949)	(16.0)	(91)	95
Industrial Solutions (3):
Aerospace, defense, oil, and gas	(66)	(6.9)	(57)	(6.0)	(9)	-
Industrial equipment	(142)	(14.9)	(127)	(13.4)	(15)	-
Medical	6	1.2	7	1.3	(1)	-
Energy	16	3.1	30	5.8	(14)	-
Total	(186)	(6.3)	(147)	(5.0)	(39)	-
Communications Solutions (3):
Data and devices	(40)	(5.3)	(40)	(5.3)	-	-
Appliances	(66)	(12.5)	(58)	(10.8)	(8)	-
Total	(106)	(8.3)	(98)	(7.6)	(8)	-
Total	$(1,237)	(12.2)%	$(1,194)	(11.7)%	$(138)	$95

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 26, 2020

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income (loss):
Transportation Solutions	$(1)	$6	$55	$-	$60
Industrial Solutions	70	2	40	-	112
Communications Solutions	65	-	3	-	68
Total	$134	$8	$98	$-	$240

Operating margin	5.3%				9.4%

Other income, net	$4	$-	$-	$-	$4

Income tax expense	$(185)	$(1)	$(21)	$170	$(37)

Effective tax rate	145.7%				15.9%

Income (loss) from continuing operations	$(58)	$7	$77	$170	$196

Diluted earnings (loss) per share from continuing operations (3)	$(0.18)	$0.02	$0.23	$0.51	$0.59

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Income tax expense related to an increase to the valuation allowance for certain non-U.S. deferred tax assets.

(3) U.S. GAAP diluted shares excludes one million of nonvested share awards and options outstanding as the inclusion of these securities would have been antidilutive because of our loss during the period. Such amounts are included in adjusted (non-GAAP) diluted shares.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 28, 2019

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$308	$6	$53	$-	$367
Industrial Solutions	156	3	8	-	167
Communications Solutions	56	-	6	-	62
Total	$520	$9	$67	$-	$596

Operating margin	15.3%				17.6%

Other income, net	$2	$-	$-	$-	$2

Income tax (expense) benefit	$245	$(1)	$(17)	$(307)	$(80)

Effective tax rate	(47.8)%				13.6%

Income from continuing operations	$758	$8	$50	$(307)	$509

Diluted earnings per share from continuing operations	$2.24	$0.02	$0.15	$(0.91)	$1.50

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $214 million income tax benefit related to the tax impacts of certain measures of Swiss tax reform and a $93 million income tax benefit related to the effective settlement of a tax audit in a non-U.S. jurisdiction.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 26, 2020

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Impairment		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	of Goodwill (1)	Tax Items (2)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income (loss):
Transportation Solutions	$(291)	$21	$77	$900	$-	$707
Industrial Solutions	327	6	56	-	-	389
Communications Solutions	154	-	11	-	-	165
Total	$190	$27	$144	$900	$-	$1,261

Operating margin	2.1%					14.2%

Other income, net	$20	$-	$-	$-	$(8)	$12

Income tax expense	$(674)	$(4)	$(25)	$(4)	$494	$(213)

Effective tax rate	360.4%					17.0%

Income (loss) from continuing operations	$(487)	$23	$119	$896	$486	$1,037

Diluted earnings (loss) per share from continuing operations (3)	$(1.46)	$0.07	$0.36	$2.68	$1.46	$3.10

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes $355 million of income tax expense related to the tax impacts of certain measures of Swiss tax reform and $170 million of income tax expense related to an increase to the valuation allowance for certain non-U.S. deferred tax assets, partially offset by a $31 million income tax benefit related to pre-separation tax matters and the termination of the tax sharing agreement with Tyco International and Covidien.

(3) U.S. GAAP diluted shares excludes one million of nonvested share awards and options outstanding as the inclusion of these securities would have been antidilutive because of our loss during the period. Such amounts are included in adjusted (non-GAAP) diluted shares.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 28, 2019

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$956	$13	$98	$-	$1,067
Industrial Solutions	393	11	60	-	464
Communications Solutions	185	-	26	-	211
Total	$1,534	$24	$184	$-	$1,742

Operating margin	15.1%				17.2%

Other income, net	$2	$-	$-	$-	$2

Income tax (expense) benefit	$76	$(4)	$(46)	$(292)	$(266)

Effective tax rate	(5.1)%				15.6%

Income from continuing operations	$1,570	$20	$138	$(292)	$1,436

Diluted earnings per share from continuing operations	$4.60	$0.06	$0.40	$(0.86)	$4.21

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes a $214 million income tax benefit related to the tax impacts of certain measures of Swiss tax reform, a $93 million income tax benefit related to the effective settlement of a tax audit in a non-U.S. jurisdiction, and $15 million of income tax expense associated with the tax impacts of certain legal entity restructurings and intercompany transactions.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 27, 2019

(UNAUDITED)

		Adjustments
		Acquisition-
		Related Charges	Restructuring
		and Other	and Other		Adjusted
	U.S. GAAP	Items (1)(2)	Charges, Net (1)	Tax Items	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$270	$18	$46	$-	$334
Industrial Solutions	150	4	3	-	157
Communications Solutions	24	1	22	-	47
Total	$444	$23	$71	$-	$538

Operating margin	13.5%				16.3%

Income tax expense	$(61)	$(5)	$(15)	$1	$(80)

Effective tax rate	14.0%				15.1%

Income from continuing operations	$376	$18	$56	$1	$451

Diluted earnings per share from continuing operations	$1.11	$0.05	$0.17	$-	$1.33

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes acquisition-related charges of $6 million and a write-off of spare parts of $17 million.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2019

(UNAUDITED)

		Adjustments
		Acquisition-
		Related Charges	Restructuring
		and Other	and Other		Adjusted
	U.S. GAAP	Items (1)(2)	Charges, Net (1)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,226	$31	$144	$-	$1,401
Industrial Solutions	543	15	63	-	621
Communications Solutions	209	1	48	-	258
Total	$1,978	$47	$255	$-	$2,280

Operating margin	14.7%				17.0%

Other income, net	$2	$-	$-	$-	$2

Income tax (expense) benefit	$15	$(9)	$(61)	$(291)	$(346)

Effective tax rate	(0.8)%				15.5%

Income from continuing operations	$1,946	$38	$194	$(291)	$1,887

Diluted earnings per share from continuing operations	$5.72	$0.11	$0.57	$(0.86)	$5.55

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes acquisition-related charges of $30 million and a write-off of spare parts of $17 million.

(3) Includes a $216 million income tax benefit related to the tax impacts of certain measures of Swiss tax reform, a $90 million income tax benefit related to the effective settlement of a tax audit in a non-U.S. jurisdiction, and $15 million of income tax expense associated with the tax impacts of certain legal entity restructurings and intercompany transactions.

(4) See description of non-GAAP financial measures.